UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2022
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

First Business Financial Services, Inc. (the “Company”) issued a press release today announcing that the Company’s Board of Directors declared a quarterly dividend of $0.1975 per share on January 28, 2022, a 10% increase compared to the last quarterly dividend per share. The dividend is payable on February 17, 2022 to shareholders of record on February 7, 2022. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release by First Business Financial Services, Inc. dated January 28, 2022.

Signature
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 28, 2022	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Edward G. Sloane, Jr.
	Name:	Edward G. Sloane, Jr.
	Title:	Chief Financial Officer